EXHIBIT 10.11.1

CONFIDENTIAL TREATMENT REQUESTED

First Amendment to

Software Development and License and Services Agreement

This First Amendment to Software Development and License and Services Agreement (the “First Amendment”) is made and entered into by and between Microsoft Corporation (“Microsoft”) and Brightmail Incorporated (“Brightmail”) as of July 14, 2003.

Recitals

The parties entered into that certain Software Development and License and Services Agreement bearing an Effective Date of June 20, 2002 (“Agreement”).

The parties now desire to amend the Agreement on the terms and conditions provided herein.

The parties hereby agree:

Amendment

1. Section 13.1 of the Agreement is amended to read as follows:

13.1	Term and Renewal Terms. Subject to the other provisions of this Section 13, the Term of this Agreement shall commence on the Effective Date and expire on December 31, 2005.

2. Section 13.2(a) is amended to read as follows:

13.2(a)	Termination Without Cause. Either party may terminate this Agreement effective only on the following dates: (i) December 31, 2004 or (ii) June 30, 2005 (each, a “Termination Effective Date”), by providing not less than thirty (30) days’ written notice prior to the Termination Effective Date to the other party.

3. Exhibit D is deleted in its entirety and replaced with Exhibit D attached to this Amendment.

4. Defined terms in this First Amendment shall have the same meaning as set forth in the Agreement, except as otherwise provided.

5. This First Amendment amends, modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement as of the date listed below. All signed copies of this First Amendment to the Agreement are deemed originals. This First Amendment does not constitute an offer by Microsoft. This First Amendment is effective upon execution on behalf of Microsoft and Brightmail by their duly authorized representatives.

MICROSOFT CORPORATION		BRIGHTMAIL INCORPORATED

By	/s/ Blake Irving	By	/s/ Michael Irwin

Name (Print)	Blake Irving	Name (Print)	Michael Irwin

Title	Corporate Vice President	Title	CFO

Date	7/29/03	Date	7/16/03

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

PAYMENT SCHEDULE

I. Non-Recurring Engineering Fee. Microsoft shall pay BI a total of * Dollars ($*) in accordance with the following schedule:

A. * days from Microsoft’s receipt of invoice from BI: *.

B. * from Microsoft’s receipt of invoice from BI for delivery of Phase III: *.

C. * days from Microsoft’s receipt of invoice to be issued by BI upon BI’s receipt of Microsoft’s written notice of the completion of Installation Services (conforms to Specifications with no Major Errors): *.

II. Annual Service Fees. Unless terminated early, Microsoft shall pay BI the following amounts during the Term of this Agreement (all fees due hereunder * days from receipt of invoice by Microsoft from BI, such due date not to be sooner than the beginning of the period listed:

*